UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2016

CPG OpCo LP
(Exact name of registrant as specified in its charter)

Delaware	333-209653-02	38-3940976
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

5151 San Felipe St., Suite 2500 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 386-3701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.
On November 1, 2016, Columbia Pipeline Partners LP, a Delaware limited partnership (“CPPL”) announced that it had entered into an agreement and plan of merger (the “Merger Agreement”) with Columbia Pipeline Group, Inc., a Delaware corporation (“CPG”), Pony Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CPG (“Merger Sub”) and CPP GP LLC, a Delaware limited liability company and the general partner of CPPL (“MLP GP”).
The conflicts committee of the board of directors of MLP GP (the “GP Conflicts Committee”) and the board of directors of the MLP GP (the “GP Board” ) approved the Merger Agreement and transactions contemplated by the Merger Agreement (the “Merger Transactions”) and determined that the Merger Agreement and the Merger Transactions are fair and reasonable to and in the best interests of CPPL and to the holders of CPPL common units unaffiliated with CPG, Columbia Energy Group, a Delaware corporation (“CEG”) and MLP GP (collectively, the “CPPL unaffiliated unitholders”). The GP Conflicts Committee recommended the GP Board approve the Merger Agreement and the Merger Transactions. The GP Board resolved that the Merger Agreement and the Merger Transactions be submitted to the unitholders of CPPL at a special meeting of the unitholders for approval. The GP Board recommended that the unitholders of CPPL vote in favor of the proposal to approve the Merger Agreement and the Merger Transactions at the special meeting of the unitholders.
CPG indirectly owns, through its ownership of CEG, 100% of the membership interests in MLP GP. CEG owns all of the subordinated units (“CPPL subordinated units”) representing a 46.5% limited partner interest in CPPL. Pursuant to the Merger Agreement, Merger Sub will merge with and into CPPL at the effective time of the merger, with CPPL surviving (the “Merger”), such that following the Merger, MLP GP will remain a wholly owned subsidiary of CPG and the sole general partner of CPPL, and CPG and CEG will be the only limited partners of CPPL. Each CPPL common unit issued and outstanding as of immediately prior to at the effective time of the Merger will be converted into the right to receive (i) $17.00 per CPPL common unit in cash without any interest thereon plus (ii) an additional amount of cash per CPPL common unit without any interest thereon equal to the product of (x) the number of days from and including the first day of the quarter in which the closing occurs through and including the closing date multiplied by (y) $0.00217 per CPPL common Unit (a daily distribution rate equal to the quotient of $0.1975 divided by ninety-one (91)), plus (iii) an amount equal to $0.1975 per CPPL common unit in cash without any interest thereon if the record date for the CPPL’s quarterly cash distribution with respect to the quarter immediately preceding the quarter in which the closing occurs shall not have occurred prior to the effective time of the Merger (the “Merger Consideration”). Incentive distribution rights of CPPL, which are owned by CEG, will be unchanged and remain outstanding as incentive distribution rights of the surviving entity, and no consideration will be delivered in respect thereof. CPPL subordinated units, which are owned by CEG, will also be unchanged and remain outstanding as CPPL subordinated units of the surviving entity, and no consideration will be delivered in respect thereof. CPG will be issued CPPL common units at the effective time of the Merger equal to the number of public common units being converted into the right to receive the Merger Consideration. The parties anticipate that the Merger will close in the first quarter of 2017 and that CPPL will pay the regular quarterly cash distributions to unitholders at the quarterly per unit distribution rate of $0.1975, with the declaration date and record date for each quarterly distribution to occur no later than 30 days and 42 days, respectively, after the end of each fiscal quarter.
Completion of the Merger is conditioned upon, among other things: (1) approval of the Merger Agreement and the Merger Transactions, by the affirmative vote or consent of holders, as of the record date of the special meeting of CPPL’s unitholders (including CEG), of (a) a majority of the outstanding CPPL common units, voting as a class, (b) a majority of the CPPL common units held by the CPPL unaffiliated unitholders, and (c) a majority of the outstanding CPPL subordinated units, voting as a class; (2) all required filings, consents, approvals, permits and authorizations in connection with the Merger having been made or obtained; and (3) the absence of legal injunctions or impediments prohibiting the Merger Transactions.
Pursuant to the Merger Agreement, CEG delivered a consent to voting the CPPL subordinated units owned beneficially or of record by it or any of its subsidiaries in favor of the merger proposal, including the 46,811,398 CPPL subordinated units currently held by CEG, which units represent 100% of the outstanding CPPL subordinated units.
The Merger Agreement contains provisions granting both CPPL and CPG the right to terminate the Merger Agreement for certain reasons, including, among others, if: (1) the Merger is not completed on or before August 1, 2017; (2) any governmental authority has issued a final and nonappealable statute, rule, order, decree or regulation enjoining or prohibiting consummation of the Merger; (3) under certain conditions, there has been a material breach of any of the representations, warranties, covenants or agreements set forth in the Merger Agreement by a party to the Merger Agreement which is not cured within 30 days following receipt by the breaching party of written notice from the non-breaching party (a “terminable breach”); (4) CPPL does not obtain the requisite unitholder approval of the Merger Agreement and the Merger Transactions at a special meeting of unitholders; or (5) either the GP Board, in accordance with the Merger Agreement, withdraws, modifies or qualifies, or proposes to publicly withdraw, modify or qualify, in a manner adverse to CPG its recommendation to the unitholders of CPPL (the “CPPL Board Recommendation”) or fails to include the CPPL Board Recommendation in the proxy statement to be filed by CPPL in connection with the Merger (that taking of any such action being referred to as a “CPPL Change in Recommendation”).
All costs and expenses incurred in connection with the Merger Agreement and the Merger Transactions will be paid by the party incurring such costs and expenses, except that (1) CPG and CPPL shall each bear and pay one half of the expenses incurred in connection with the proxy statement and Schedule 13E-3 filings, (2) if (a) CPG terminates the Merger Agreement due to a CPPL Change in Recommendation, (b) either party terminates the Merger Agreement due to the failure to obtain the requisite unitholder approval of the Merger Agreement and the Merger Transactions at a special meeting of unitholders of CPPL and prior to such special meeting, a CPPL Change in Recommendation has occurred, or if CPG terminates the Merger Agreement due to a terminable breach by CPPL, CPPL will pay the expenses incurred by CPG to a maximum amount of $10 million, and (3) if CPPL terminates the Merger Agreement due to a terminable breach by CPG, CPG will pay the expenses incurred by CPPL.
On November 1, 2016, the CPPL and CPG issued a joint news release announcing that CPPL, CPG, MLP GP and Merger Sub entered into the Merger Agreement. Upon closing, CPPL will become an indirect wholly owned entity of TransCanada and will cease to be a publicly held partnership. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” which reflect CPG OpCo LP’s views and assumptions on the date of this Current Report on Form 8-K regarding future events, results or outcomes. These forward-looking statements include statements about, among other things, the Merger and Merger Transactions described in the Merger Agreement. These statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond CPG OpCo LP’s control, including the risk that the proposed transaction is not consummated at all or on the initial terms proposed or any other terms, that may cause actual results to differ materially from any future events, results, performance or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date hereof. CPG OpCo LP undertakes no obligation to update or revise publicly any such forward-looking statements. CPG OpCo LP cautions you not to place undue reliance on these forward-looking statements. Please refer to CPG OpCo LP’s filings with the Securities and Exchange Commission (“SEC”) for more detailed information regarding these risks, uncertainties and assumptions.
Important Notice to Investors
This Current Report on Form 8-K does not constitute an offer to sell any securities.
A proxy statement of CPPL and other materials, will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CPG, CPPL AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents containing information about CPG and CPPL, without charge, at the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 1, 2016, issued by Columbia Pipeline Group, Inc. and Columbia Pipeline Partners LP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG OpCo LP
(Registrant)

	By:	CPG OpCo GP LLC, its general partner
	By:	Columbia Pipeline Partners LP, its sole member
	By:	CPP GP LLC, its general partner

Date: November 1, 2016	By:	/s/ Nathaniel A. Brown
Nathaniel A. Brown
Controller and Principal Financial Officer (Principal Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 1, 2016, issued by Columbia Pipeline Group, Inc. and Columbia Pipeline Partners LP.